EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87430, 333-55788, 333-83414, 333-37042, 333-80995, 033-61387, 033-52805, 333-113258 and 333-113260 on Form S-8, Registration Statement Nos. 333-83382, 333-44303, 033-57807, and 333-115255 on Form S-3 and Registration Statement No. 333-116636 and 333-128852 on Form S-4 of our reports dated March 1, 2006 (December 22, 2006 as to references to segment information in Notes 4, 5, and 20), relating to the consolidated financial statements of R.R. Donnelley & Sons Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s acquisition on February 27, 2004 of all the outstanding shares of Moore Wallace Incorporated) and financial statement schedule of R.R. Donnelley & Sons Company, appearing in this Current Report on Form 8-K dated December 22, 2006 of R.R. Donnelley & Sons Company.

Chicago, Illinois

December 22, 2006